Exhibit 16.1

March 5, 2004

VIA OVERNIGHT MAIL


Greg Azcuy                                    Gail Aguilar
Chief Executive Officer                       Chairman of Audit Committee
Storage Engine, Inc.                          Storage Engine, Inc.
One Sheila Drive                              12225 Watsonville Road
Tinton Falls, NJ  07724                       Gilroy, CA  95020

Dear Messrs:

This is to confirm that the client-auditor relationship between Storage Engine, Inc. (formerly known as ECCS, Inc.), Commission File Number 0-21600, and Amper, Politziner & Mattia, P.C. has ceased.

Sincerely,

AMPER, POLITZINER & MATTIA, P.C.


/s/ William Kraut, CPA
--------------------------------
William Kraut, CPA
Officer


cc:  Office of the Chief Accountant                  cc: William J. Thomas
     SECPS Letter File                                   Hale & Dorr, LLP
     Securities and Exchange Commission                  650 College Road East
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     450 Fifth Street, N.W.                              Princeton, NJ  08540
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